EXHIBIT A



                 AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13D

                   This will evidence our agreement, in accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, that the attached amendment to statement on
         Schedule 13D is filed on behalf of the undersigned.


         November 14, 1996             INVESTMENT CAPITAL CORPORATION



                                       By:   /s/  John H. Lohman, Jr.
                                          Name:   John H. Lohman, Jr.
                                          Title:  Treasurer


                                       SCI CAPITAL CORPORATION



                                       By:   /s/  John H. Lohman, Jr.
                                          Name:   John H. Lohman, Jr.
                                          Title:  Treasurer


                                       SCI SPECIAL, INC.



                                       By:   /s/  John H. Lohman, Jr.
                                          Name:   John H. Lohman, Jr.
                                          Title:  Treasurer


                                       SERVICE CORPORATION INTERNATIONAL



                                       By:    /s/  James M. Shelger
                                          Name:   James M. Shelger
                                          Title:  Senior Vice President,
                                                  General Counsel and
                                                  Secretary